 Filed Pursuant to Rule 424(b)(7)
 Registration Statement No. 333-256308

PROSPECTUS SUPPLEMENT
(to Prospectus dated May 19, 2021)
4,007,018 shares
PDC Energy, Inc.
Common Stock
_______________
This prospectus supplement relates to the offer and sale from time to time of up to 4,007,018 shares of our common stock by the selling stockholders identified in this prospectus supplement. The registration of shares of our common stock does not necessarily mean that any of the shares of common stock will be offered or sold by the selling stockholders.
The selling stockholders may sell the shares of common stock offered by this prospectus supplement from time to time as they may determine through ordinary brokerage transactions, directly to market makers, in private sales, through dealers or agents or through any other means described in “Plan of Distribution.” The selling stockholders may sell the shares of common stock at prevailing market prices or at prices negotiated with buyers. The selling stockholders will be responsible for any commissions due to brokers, dealers or agents and similar fees and fees of counsel incurred by them. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock offered by this prospectus supplement.
Shares of our common stock are listed on The Nasdaq Global Select Market, or Nasdaq, under the symbol “PDCE.” On May 10, 2022, the last reported sale price of our common stock on Nasdaq was $65.20 per share.
Investing in our common stock involves risk. You should carefully read and consider the risks that are described or referred to in “Risk Factors” beginning on page S-3 of this prospectus supplement.
Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is May 11, 2022.

PROSPECTUS TABLE OF CONTENTS

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using a “shelf” registration process. We provide information to you about the issuances and sales of the common stock offered hereby in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding the issuances and sales of the common stock offered hereby; and (2) the accompanying prospectus, which provides general information regarding us, our securities, and other information, some of which may not apply to the issuances and sales of the common stock offered hereby. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in a document incorporated by reference in this prospectus supplement having a later date, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier date.
You should read this prospectus supplement, together with the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with the issuances and sales of the common stock offered hereby before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”
We have not, and the selling stockholders have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with the issuances and sales of the common stock offered hereby. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
We are not, and the selling stockholders are not, making an offer to sell nor a solicitation of an offer to buy our common stock in any jurisdiction in which an offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with the issuances and sales of the common stock offered hereby is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with the issuances and sales of the common stock offered hereby, is accurate as of any date other than the respective dates thereof.
In this prospectus supplement, references to “PDC,” the “Company,” “we,” “us” or “our” refer to PDC Energy, Inc. and its subsidiaries, unless the context suggests otherwise.
WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file annual, quarterly, and other reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov and at our website at www.pdce.com. However, information on our website will not be considered a part of this prospectus supplement, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on February 28, 2022;
•our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 filed with the SEC on May 5, 2022;
•the information in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 14, 2022 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on February 28, 2022;
•our Current Reports on Form 8-K filed with the SEC on February 2, 2022, February 28, 2022, March 11, 2022, March 17, 2022, and May 9, 2022; and
•the description of our common stock, $0.01 par value per share, as set forth under the caption “Description of Capital Stock” in our Registration Statement on Form S-3 filed with the SEC on May 19, 2021 and all amendments and reports filed for the purpose of updating that description.
All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement until the selling stockholders sell all of the shares of common stock offered by this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and shall be a part hereof from the date of filing of such reports and documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we furnish under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.
We will furnish to you, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to those documents. You may request a copy of those filings at no cost by writing or telephoning our corporate secretary at the following address and telephone number:
Investor Relations Department
Director Investor Relations
PDC Energy, Inc.
1775 Sherman Street, Suite 3000
Denver, Colorado 80203
(303) 860-5800

Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus supplement.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

The information in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. We intend the forward-looking statements throughout this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein and therein, and any free writing prospectus to be covered by the safe harbor provisions for forward-looking statements. Statements contained in this prospectus supplement or those documents which are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. Words such as expect, anticipate, intend, plan, believe, seek, estimate, schedule and similar expressions or variations of such words are intended to identify forward-looking statements herein.

The above statements are not the exclusive means of identifying forward-looking statements herein. Although forward-looking statements contained in this prospectus supplement reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Forward-looking statements are always subject to risks and uncertainties, and become subject to greater levels of risk and uncertainty as they address matters further into the future.
Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:
•market and commodity price volatility, widening price differentials and related impacts to the Company, including decreased revenue, income and cash flow, write-downs and impairments and decreased availability of capital;
•adverse changes to our future cash flows, liquidity and financial condition;
•changes in, and interpretations and enforcement of, environmental and other laws and other political and regulatory developments, including in particular additional permit scrutiny in Colorado;
•the coronavirus 2019 (“COVID-19”) pandemic, including its effects on commodity prices, downstream capacity, employee health and safety, business continuity and regulatory matters;
•declines in the value of our crude oil, natural gas and natural gas liquids (“NGLs”) properties resulting in impairments;
•changes in, and inaccuracy of, reserve estimates and expected production and decline rates;
•timing and extent of our success in discovering, acquiring, developing and producing reserves;
•reductions in the borrowing base under our revolving credit facility;
•availability and cost of capital;
•risks inherent in the drilling and operation of crude oil and natural gas wells;
•timing and cost of wells and facilities;
•availability, cost, and timing of sufficient pipeline, gathering and transportation facilities and related infrastructure;

•limitations in the availability of supplies, materials, contractors and services that may delay the drilling or completion of our wells;
•potential losses of acreage or other impacts due to lease expirations, other title defects, or otherwise;
•risks inherent in marketing our crude oil, natural gas and NGLs;
•effect of crude oil and natural gas derivative activities;
•impact of environmental events, governmental and other third-party responses to such events and our ability to insure adequately against such events;
•cost of pending or future litigation;
•impact to our operations, personnel retention, strategy, stock price and expenses caused by the actions of activist shareholders;
•uncertainties associated with future dividends to our shareholders or share buybacks;
•timing and amounts for cash federal and state income taxes;
•our ability to retain or attract senior management and key technical employees;
•difficulties in integrating our operations as a result of any significant acquisitions or acreage exchanges; including as a result of the Acquisition (as defined below) of Great Western Petroleum, LLC;
•civil unrest, armed conflicts, wars, terrorist attacks and cyber threats; and
•success of strategic plans, expectations and objectives for our future operations.
Furthermore, we urge you to carefully review and consider the cautionary statements and disclosures made in this prospectus supplement and the documents incorporated by reference into this prospectus supplement, including the risks and uncertainties that could affect our business, financial condition, results of operations and cash flows as discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Form 10-K”).
These factors are not intended to represent a complete list of the general or specific factors that could affect us. We may note additional factors elsewhere in this prospectus supplement, the accompanying prospectus, any documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering. Many of these factors are beyond our ability to control or predict. You should not unduly rely on any of our forward-looking statements. These statements speak only as of the date of this prospectus supplement. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus supplement.
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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus carefully, including the information referred to in the section entitled “Risk Factors” beginning on page S-3 of this prospectus supplement, as well as the other documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus is a part.
Our Company
PDC Energy, Inc. (“PDC”, “we”, “us”, “our”, or the “Company”) is a domestic independent exploration and production company that acquires, explores, and develops properties for the production of crude oil, natural gas, and natural gas liquids. Our operations are located in the Wattenberg Field in Colorado and the Delaware Basin in west Texas. Our operations in the Wattenberg Field are focused in the horizontal Niobrara and Codell plays and our Delaware Basin operations are primarily focused in the horizontal Wolfcamp zones.
Our principal executive offices are located at 1775 Sherman Street, Suite 3000, Denver, Colorado 80203, and our telephone number is (303) 860-5800. We maintain a website at www.pdce.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus supplement.

The Offering

Common stock offered by the selling stockholders	4,007,018 shares

Offering price

The shares being offered by the selling stockholders pursuant to this prospectus supplement are being offered from time to time at, or about, the then-prevailing market prices or at prices negotiated with buyers.

Common stock outstanding on May 9, 2022	99,272,727 shares.

Trading symbol	Our common stock is listed on Nasdaq under the symbol “PDCE”.

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering by the selling stockholders.

Risk factors
Investing in our common stock involves a high degree of risk. Please see “Risk Factors” on page S-3 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus for a discussion of factors you should carefully consider before investing in our common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described in the “Risk Factors” sections of the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus. If any of the events described in such “Risk Factors” disclosures occur or such risks otherwise materialize, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

USE OF PROCEEDS

All of the shares of common stock offered by the selling stockholders pursuant to this prospectus supplement will be sold by the selling stockholders for their own account. We will not receive any of the proceeds from these sales, if any. We will pay all of the fees and expenses incurred by us in connection with this registration. We will not be responsible for fees and expenses incurred by the selling stockholders or any underwriting discounts or commissions.

 SELLING STOCKHOLDERS

On May 6, 2022, we completed the acquisition (the “Acquisition”) of Great Western Petroleum, LLC (“Great Western”), a Delaware limited liability company. The Acquisition was completed pursuant to a membership interest purchase agreement (the “MIPA”), dated February 26, 2022, by and among the Company, Great Western, the current members of Great Western, and EIG Dunedin Equity Aggregator, L.P., as seller representative. At the closing of the Acquisition, the Company paid closing consideration of $542,500,000 in cash and 4,007,018 shares of its common stock, $0.01 par value per share. The shares of common stock were issued at closing to EIG Energy Fund XVII, L.P., EIG Energy Fund XVII-B, L.P., EIG Energy Fund XVII (Scotland), L.P., EIG Energy Fund XVII (Cayman), L.P., EIG Energy Fund XVII-E, L.P., EIG-Keats Energy Partners, L.P., TPG Energy Solutions Green, L.P., FS Energy and Power Fund, Great Western Oil & Gas Company, LLC, GWP Holding Corp 1, and ActOil Colorado, LLC (collectively, the “selling stockholders”). Each of the selling stockholders may sell under this prospectus supplement some, all or none of the shares of common stock issued to it in the Acquisition.

The table below sets forth certain information regarding the selling stockholders and the shares of our common stock offered by them in this prospectus supplement. Amounts in the “Ownership After Offering” columns represent the share ownership of each selling stockholder after completion of this offering based on the assumptions that (a) all 4,007,018 shares registered for resale by the registration statement of which this prospectus supplement is a part will be sold and (b) that no other shares of our common stock are acquired by any selling stockholder or are sold prior to the completion of this offering by any selling stockholders. Percentage ownership numbers are based on 99,272,727 shares of common stock outstanding as of May 9, 2022.

	Ownership Before Offering			Ownership After Offering
Selling stockholders	Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned	Total number of shares of common stock offered	Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned
EIG Energy Fund XVII, L.P.	604,649	*	604,649	0	*	%
EIG Energy Fund XVII-B, L.P.	463,293	*	463,293	0	*	%
EIG Energy Fund XVII (Scotland), L.P.	506,471	*	506,471	0	*	%
EIG Energy Fund XVII (Cayman), L.P.	52,751	*	52,751	0	*	%
EIG Energy Fund XVII-E, L.P.	14,072	*	14,072	0	*	%
EIG-Keats Energy Partners, L.P.	189,937	*	189,937	0	*	%
TPG Energy Solutions Green, L.P.	839,289	*	839,289	0	*	%
FS Energy and Power Fund	406,927	*	406,927	0	*	%
Great Western Oil & Gas Company, LLC	18,730	*	18,730	0	*	%
GWP Holding Corp 1	462,112	*	462,112	0	*	%
ActOil Colorado, LLC	448,787	*	448,787	0	*	%
Total	4,007,018	4.04%	4,007,018	0	*	%
* Represents less than 1%.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
TO NON-U.S. HOLDERS

The following summary is a description of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of our common stock by non-U.S. holders (as defined below) that acquire our common stock pursuant to this offering. The discussion is for general information only and does not consider all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership and disposition of our common stock by a non-U.S. holder in light of its personal circumstances. In particular, this discussion does not address the U.S. federal income tax consequences of ownership of our common stock by investors that do not hold our common stock issued pursuant to this offering as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment), or the U.S. federal income tax consequences to beneficial owners subject to special treatment under the U.S. federal income tax laws, such as:
•dealers in securities or currencies;
•certain electing traders in securities;
•corporations that accumulate earnings to avoid U.S. federal income tax;
•personal holding companies;
•grantor trusts;
•taxpayers who have elected mark-to-market accounting;
•regulated investment companies;
•real estate investment trusts;
•persons acquiring, holding or disposing our common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a straddle or synthetic security;
•certain former citizens or long-term residents of the United States;
•foreign governments or international organizations;
•banks or other financial institutions;
•controlled foreign corporations and passive foreign investment companies, each as defined for U.S. federal income tax purposes;
•insurance companies;
•entities that are tax-exempt for U.S. federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts;
•persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and
•pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal tax purposes, and beneficial owners of pass-through entities.

Non-U.S. holders subject to the special circumstances described above may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not include any non-U.S. tax laws or state or local tax laws that may be applicable to a particular investor and does not consider all aspects of U.S. federal tax law, such as estate and gift tax law or the tax consequences of the alternative minimum tax or the Medicare surtax on net investment income.
You are a “non-U.S. holder” of our common stock if you are a beneficial owner of our common stock and are not, for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized or created in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of the source of such income; or
•a trust (i) if a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust, or (ii) that has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax consequences of such partnership and the partners in such partnership generally will depend on the status of each of the partners and the activities of the partnership. Partners of partnerships considering the purchase of our common stock are encouraged to consult with their independent tax advisors.
This summary is based upon the Code, existing and proposed Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all in effect as of the date hereof, all of which are subject to differing interpretations or change, possibly on a retroactive basis. Such a change could affect the continuing validity of this discussion and may adversely affect a non-U.S. holder. We have not obtained, and do not intend to obtain, a ruling from the Internal Revenue Service, or the IRS, with respect to the U.S. federal income tax consequences of purchasing, owning and disposing of our common stock and there can be no assurance that the IRS will not challenge one or more of the conclusions described herein.
IF YOU ARE CONSIDERING THE PURCHASE OF OUR COMMON STOCK, YOU ARE ENCOURAGED TO CONSULT WITH AN INDEPENDENT TAX ADVISOR REGARDING THE APPLICATION OF U.S. FEDERAL INCOME AND ESTATE TAX LAWS, AS WELL AS OTHER U.S. FEDERAL TAX LAWS AND THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION, TO YOUR PARTICULAR SITUATION. THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL TAX CONSIDERATIONS RELATED TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK BY NON-U.S. HOLDERS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE.
Dividend Distributions

Any distributions with respect to the shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as specified by an applicable income tax treaty, provided that such dividends are not effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a U.S. “permanent establishment” maintained by such non-U.S. holder). Distributions in excess of our current and accumulated earnings and profits (as determined under U.S. federal income tax principles) will first constitute a return of capital that is applied against and reduces (but not below zero) the non-U.S. holder’s adjusted tax basis in our common stock (determined on a share by share basis), and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, the excess will be treated as gain realized on the sale or other disposition of our common stock as described below under “Sale, Exchange or Other Taxable Disposition of Common Stock.” Any such distributions will also be subject to the rules, regulations and obligations discussed below under the heading “FATCA.”

Under the terms of an applicable U.S. income tax treaty (if any), the withholding tax might not apply, or might apply at a reduced rate. A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty is required to satisfy applicable certification and disclosure requirements (generally by providing our paying agent or a relevant withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E). If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, such non-U.S. holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Dividends that are effectively connected with the conduct of a non-U.S. holder’s trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. “permanent establishment” or “fixed base” maintained by such non-U.S. holder in the United States) are not subject to U.S. federal withholding tax if such non-U.S. holder provides our paying agent or a relevant withholding agent with an IRS Form W-8ECI, but generally will be subject to U.S. federal income tax on a net-income basis at applicable graduated individual or corporate rates, unless an applicable income tax treaty provides otherwise. A foreign corporation may be subject to an additional branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such income.
Sale, Exchange or Other Taxable Disposition of Common Stock
Subject to the discussions below under “Information Reporting and Backup Withholding” and “FATCA,” any gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of shares of our common stock generally will not be subject to U.S. federal income tax unless:
•that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. “permanent establishment” or “fixed base” maintained by the non-U.S. holder);
•the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or
•we are or have been a United States real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the non-U.S. holder’s holding period for its shares of our common stock and, if shares of our common stock are “regularly traded on an established securities market,” the non-U.S. holder held, directly or indirectly, at any time during such period, more than 5% of our issued and outstanding common stock.
Gain described in the first bullet point above will be subject to U.S. federal income tax in the same manner as that of a U.S. person, unless an applicable income tax treaty provides otherwise. If such non-U.S. holder is a foreign corporation, such gain may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such income. A non-U.S. holder described in the second bullet point above generally will be subject to a 30% U.S. federal income tax (or a lower applicable tax treaty rate) on the gain derived from the disposition which may be offset by certain U.S.-source capital losses claimed during the taxable year.

It is likely that we are currently a USRPHC for U.S. federal income tax purposes, and it is likely that we will remain one in the future. However, so long as our common stock continued to be regularly traded on an established securities market within the meaning of the applicable Treasury regulations, only a non-U.S. holder who held more than 5% of our common stock at any time during the shorter of (i) its holding period and (ii) the five-year period preceding the date of disposition (a “greater-than-five-percent shareholder”) would be subject to U.S. federal income tax on the disposition of our common stock. In such case, a greater-than-five-percent shareholder generally would be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. person, unless an applicable income tax treaty provides otherwise. Such a non-U.S. holder generally would be required to file a U.S. federal income tax return in respect of such gain. No withholding would be required upon any sale or other taxable disposition of our common stock if it is regularly traded on an established securities market. If our common stock ceased to be regularly traded on an established securities market, a non-U.S. holder would be subject to tax on any gain recognized on the sale or other taxable disposition of our common stock, and withholding, generally at a rate of 15%, on the gross proceeds thereof, regardless of such non-U.S. holder’s percentage ownership of our common stock. Non-U.S. holders are urged to consult their own tax advisors regarding the potential applicability of these rules, as well as any income tax treaty in their particular circumstances.
Information Reporting and Backup Withholding
We and other withholding agents generally must report annually to the IRS and to each non-U.S. holder of our common stock the amount of dividends or other distributions paid to non-U.S. holders on shares of our common stock and the amount of tax we and other withholding agents withhold on these distributions. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides, under the provisions of an applicable income tax treaty. Information reporting also is generally required with respect to the proceeds from sales and other dispositions of our common stock to or through the U.S. office (and in certain cases, the foreign office) of a broker, unless the non-U.S. holder establishes that it is not a U.S. person for U.S. federal income tax purposes.
A non-U.S. holder will not be subject to backup withholding (the current rate of which is 24%) on reportable payments the non-U.S. holder receives on shares of our common stock if the non-U.S. holder provides proper certification (usually on an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 or successor form) of its status as a non-U.S. person.
Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of shares of our common stock outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, information reporting will apply if a non-U.S. holder sells shares of our common stock outside the United States through a U.S. broker or a broker that is a controlled foreign corporation, a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or a foreign partnership that, at any time during its tax year, either is engaged in the conduct of a trade or business in the United States or has as partners one or more U.S. persons that, in the aggregate, hold more than 50% of the income or capital interests in the partnership. If a sale or other disposition is made through a U.S. office of any broker, the broker will be required to report the amount of proceeds paid to the non-U.S. holder to the IRS and to backup withhold on that amount unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN or IRS Form W-8BEN-E) to the broker certifying the non-U.S. holder’s status as a non-U.S. person or other exempt status.
Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is properly furnished to the IRS on a timely basis.
FATCA
Sections 1471 through 1474 of the Code and Treasury regulations thereunder (commonly referred to as “FATCA”) generally impose a 30% withholding tax on “withholdable payments,” which include dividends on our common stock and gross proceeds from the disposition of our common stock paid to (i) a foreign financial institution (as defined in Section 1471 of the Code) unless it agrees to collect and disclose to the IRS information regarding direct and indirect U.S. account holders and (ii) a non-financial foreign entity unless it certifies certain information regarding substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under U.S. Treasury regulations and IRS guidance, the withholding obligations described above apply to payments of dividends on our common stock. While these withholding obligations would also apply to payments of gross proceeds from a sale or other disposition of our common stock, proposed Treasury regulations, the preamble of which states that taxpayers may rely on the proposed regulations until final regulations are issued, would eliminate withholding on payments of gross proceeds (but not on payments of dividends).
We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld, including pursuant to FATCA. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Prospective non-U.S. holders should consult their own tax advisors with respect to the potential tax consequences of FATCA.

PLAN OF DISTRIBUTION

The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price less any discounts, commissions and expenses of the selling stockholders related to this offering. We expect that the selling stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale. The selling stockholders reserve the right to accept and, together with their agents, to reject, any proposed purchase of shares to be made directly or through agents, for any reason, including if they deem the purchase price to be unsatisfactory at any particular time.

The shares offered by this prospectus supplement may be sold from time to time to purchasers directly by the selling stockholders or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling stockholders or the purchaser(s) of the shares. These discounts, concessions or commissions may be in excess of those customary in the types of transaction involved.

Any selling stockholder and any underwriters, broker-dealers or agents who participate in the sale or distribution of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, those relating to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. If a selling stockholder’s shares are sold through underwriters or broker-dealers, such selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the selling stockholders, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us and the selling stockholders in the ordinary course of business.
The shares offered in this prospectus supplement may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to such prevailing market prices, varying prices determined at the time of sale, or negotiated prices.
These sales may be effected in one or more transactions:
•on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, including Nasdaq;
•in the over-the-counter market;
•in transactions otherwise than on such exchanges, quotation services or in the over-the-counter market;
•in underwritten transactions;
•in privately negotiated transactions, distributions or transfers (other than for value) by any selling stockholder to any corporation, partnership or other business entity that is a direct or indirect affiliate of the selling stockholders;
•through the distribution of the shares by any selling stockholder to its partners, members or stockholders;

•in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;
•in ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•in purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus supplement;
•through the writing of options (including the issuance by a selling stockholder of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;
•through the settlement of short sales;
•“at the market” or through market makers or into an existing market for the shares;
•through any combination of the foregoing; or
•in any other manner permitted by law.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
In connection with the sales of the shares, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:
•enter into transactions with a broker-dealer, an affiliate thereof or other third party in connection with which such other party may engage in sales of our common stock pursuant to this prospectus supplement, in which case such other party may use shares of our common stock received from a selling stockholder to close out any short positions created;
•sell our common stock short itself pursuant to this prospectus supplement and use shares of our common stock held by it to close out its short positions;
•enter into option or other types of transactions that require a selling stockholder to deliver our common stock to a broker-dealer or an affiliate thereof or other third party, who may then resell or transfer the common stock pursuant to this prospectus supplement; or
•loan or pledge our common stock to a broker-dealer or an affiliate thereof or other third party, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus supplement.

A short sale of shares by a broker-dealer, financial institution or a selling stockholder would involve the sale of such shares that are not owned, and therefore must be borrowed, in order to make delivery of the security in connection with such sale. In connection with a short sale of shares, a broker-dealer, financial institution or selling stockholder may purchase shares in the open market to cover positions created by short sales. In determining the source of the shares to close out such short positions, the broker-dealer, financial institution or selling stockholder may consider, among other things, the price of shares available for purchase in the open market. At the time a particular offering of the shares is made, another prospectus supplement, if required, will be distributed, which will set forth the name of the selling stockholder(s), the aggregate amount of shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling stockholder(s) and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. Any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time. To the extent that the shares offered pursuant to a prospectus supplement remain unsold, the selling stockholder(s) may offer those shares on different terms pursuant to another prospectus supplement, if required. To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholder and any broker-dealer, underwriter or agent regarding the sale of the common stock.
The selling stockholders may pledge or grant a security interest in some or all of their shares. If a selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus supplement or any amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act, and we will amend, if necessary, the name of the selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders(s) under this prospectus supplement. The selling stockholders also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.
Upon our notification by a selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•the name of the selling stockholder;

•the number of shares being offered;

•the terms of the offering;

•the names of the participating underwriters, broker-dealers or agents;

•any discounts, commissions or other compensation paid to the underwriters, broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•the public offering price; and

•other material terms of the offering.

The shares are listed on Nasdaq under the symbol “PDCE”.

There can be no assurance that the selling stockholders will sell any or all of the shares under this prospectus supplement. Further, we cannot assure you that the selling stockholders will not transfer, devise or gift the shares by other means not described in this prospectus supplement. In addition, any shares covered by this prospectus supplement that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus supplement. In addition, the selling stockholders may sell the common stock by any other legally available means. The shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling stockholders and any other person participating in the sale of the shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other person. These provisions may restrict certain activities of, and limit the timing of, purchases by the selling stockholders or other persons or entities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in certain activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the shares.

We have agreed to pay all of the expenses incidental to the registration of the shares to the public incurred by us, including the payment of federal securities law and state blue sky registration fees. We will not bear any underwriting discounts or commissions or transfer taxes relating to the sale of the shares nor any other fees or expenses incurred by the selling stockholders in connection with the registration of the shares.

Certain entities that may act as underwriters and their respective affiliates may have, from time to time, performed, and may perform in the future, various financial advisory and investment banking services for us, the selling stockholders and affiliates, for which they received or will receive customary fees and expenses.
We will not receive any proceeds from sales of any securities by the selling stockholders.
Once sold under the registration statement of which this prospectus supplement forms a part, the common stock will be freely tradable in the hands of persons other than our affiliates.
LEGAL MATTERS

Davis Graham & Stubbs LLP, Denver, Colorado, has provided its opinion on the validity of the securities offered by this prospectus supplement.
EXPERTS

Independent Registered Public Accounting Firm
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Independent Petroleum Consultants
Certain information contained in the documents we include and incorporate by reference into this prospectus supplement with respect to the natural gas and oil reserves associated with our natural gas and oil prospects is derived from the reports of Ryder Scott Company, L.P., an independent petroleum and natural gas consulting firm, and has been incorporated by reference into this prospectus supplement upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports. With respect to the 2021 Form 10-K, the information derived from the reports of Ryder Scott Company, L.P. is included under “Items 1 and 2. Business and Properties” and “Crude Oil and Natural Gas Information—Unaudited” of the Notes to Consolidated Financial Statements.
Certain information contained in the documents we include and incorporate by reference into this prospectus supplement with respect to the natural gas and oil reserves associated with our natural gas and oil prospects is derived from the reports of Netherland, Sewell & Associates, Inc., an independent petroleum and natural gas consulting firm, and has been incorporated by reference into this prospectus supplement upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports. With respect to the 2021 Form 10-K, the information derived from the reports of Netherland, Sewell & Associates, Inc. is included under “Items 1 and 2. Business and Properties” and “Crude Oil and Natural Gas Information—Unaudited” of the Notes to Consolidated Financial Statements.

PROSPECTUS
PDC Energy, Inc.

Debt Securities
Guarantees
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units

We may offer from time to time to sell debt securities (which may or may not be guaranteed by PDC Permian, Inc.), common stock, preferred stock, either separately or represented by depositary shares, warrants, and purchase contracts, as well as units that include any of these securities or securities of other entities. The debt securities may be senior, senior subordinated or subordinated and may be secured or unsecured. The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common stock or preferred stock or other of our securities or securities of one or more other entities. The securities covered by this prospectus may be offered and sold by us in one or more offerings.

We may offer these securities from time to time, in amounts, on terms and at prices that will be determined at the time of offering. We will provide specific terms of these securities, including their offering prices, in prospectus supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable underwriting discounts and commissions.

Our common stock is listed for trading on The NASDAQ Global Select Market® under the symbol “PDCE.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

Investing in these securities involves risks. See “Special Note on Forward-Looking Statements” beginning on page 2 of this prospectus, “Risk Factors” beginning on page 22 of our Annual Report on Form 10-K for the year ended December 31, 2020 and “Risk Factors” in any prospectus supplement.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. The terms “PDC,” the “Company,” “we,” “us,” and “our” refer to PDC Energy, Inc. and its consolidated subsidiaries. The term “PDC Permian” refers to PDC Permian, Inc. Unless the context otherwise requires, “including” means including without limitation.
The date of this prospectus is May 19, 2021.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the website or at the offices of the United States Securities and Exchange Commission (“SEC”) mentioned under the heading “Where You Can Find More Information.”

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. To the extent that information in any prospectus supplement or the information incorporated by reference in any prospectus supplement is inconsistent with information contained in this prospectus, the information in such prospectus supplement or the information incorporated by reference into such prospectus supplement shall govern. We urge you to read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” on page 1.
We are responsible only for the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement or included elsewhere in the registration statement of which this prospectus is a part. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front page of the document.
OUR COMPANY
We are a domestic independent exploration and production company that acquires, explores, and develops properties for the production of crude oil, natural gas, and natural gas liquids. Our operations are located in the Wattenberg Field in Colorado and the Delaware Basin in west Texas. Our operations in the Wattenberg Field are focused on the horizontal Niobrara and Codell plays and our Delaware Basin operations are currently focused in the horizontal Wolfcamp zones.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov or from our website at www.pdce.com. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C., located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us is also available at our website at www.pdce.com. However, the information on our website is not part of this prospectus.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” in this prospectus the information in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We expect to file additional documents with the SEC in the future that will, when filed, update the current information included in or incorporated by reference into this prospectus. Any information that is part of this prospectus or any prospectus supplement that speaks as of a later date than any other information that is part of this prospectus or any prospectus supplement updates or supersedes such other information. You should consider any statement which is so modified or superseded to be a part of this prospectus only as so modified or superseded.
We incorporate by reference in this prospectus the documents listed below and any documents or portions thereof that we file with the SEC after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding, in each case, any portion of such document that may have been “furnished” but not “filed” for purposes of the Exchange Act) until we sell, or otherwise terminate the offering of, all of the securities that may be offered by this prospectus. We do not, however, incorporate by reference in this prospectus any documents or portions thereof, or any other information, that we furnish or are deemed to furnish, and not file, with the SEC in accordance with the SEC rules. The following documents have been filed by us with the SEC (File No. 001-37419) and are incorporated by reference into this prospectus:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 25, 2021.

•The information in our Definitive Proxy Statement on Schedule 14A filed on April 14, 2021 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

•Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 filed with the SEC on May 6, 2021.

•Our Current Reports on Form 8-K filed with the SEC on February 22, 2021, April 13, 2021 and May 17, 2021.

•The description of our capital stock contained in Amendment No. 1 to our Registration Statement on Form 8-A/A filed with the SEC on June 8, 2015, as amended and superseded by the description of our capital stock included herein.

Documents, or portions thereof, furnished or deemed furnished by us are not incorporated by reference into this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information.

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits specifically are incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:
Investor Relations Department
Director Investor Relations
PDC Energy, Inc.
1775 Sherman Street, Suite 3000
Denver, Colorado 80203
(303) 860-5800
SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”) and Section 21E of the Exchange Act regarding our business, financial condition, results of operations and prospects. All statements other than statements of historical facts included in and incorporated by reference into this prospectus are forward-looking statements. Words such as expects, anticipates, will, intends, plans, believes, seeks, estimates, projects, targets, aims and similar expressions or variations of such words are intended to identify forward-looking statements herein.
Although forward-looking statements contained in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, including known and unknown risks and uncertainties incidental to the exploration for, and the acquisition, development, production and marketing of, crude oil, natural gas and natural gas liquids, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.
Furthermore, we urge you to carefully review and consider the cautionary statements and disclosures made in this prospectus and the documents incorporated by reference into this prospectus, including the risks and uncertainties that could affect our business, financial condition, results of operations and cash flows as discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”). We caution you not to place undue reliance on forward-looking statements, which speak only as of the respective dates on which they were made. We undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this prospectus or currently unknown facts or conditions or the occurrence of unanticipated events. All forward-looking statements are qualified in their entirety by this cautionary statement.
RISK FACTORS
Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the 2020 Form 10-K, which is incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus. All of the foregoing documents are incorporated by reference into this prospectus to the extent described in “Incorporation by Reference.” Also, please read “Special Note on Forward-Looking Statements.”

Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as the value of an investment in our securities. Additional risks not known to us or that we currently believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.
DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
General
The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of our indebtedness, which we refer to collectively as “debt securities.” This prospectus describes certain general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms for the debt securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the form of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement, and you should read the indenture for provisions that may be important to you.
In this description, the words “PDC,” “we,” “us,” and “our” refer only to PDC Energy, Inc., and not to any of our subsidiaries or affiliates. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:
•the title of the debt securities;

•the extent, if any, to which the debt securities are subordinated in right of payment to our other indebtedness;

•any provisions relating to any security provided for the debt securities;

•any limit on the aggregate principal amount of the debt securities;

•any guarantees applicable to the debt securities, and any subordination provisions or other limitations applicable to any such guarantees;

•the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

•the date or dates on which the principal of the debt securities will be payable;

•the rate or rates at which the debt securities will bear interest, if any, and the date or dates from which interest will accrue;

•the dates on which interest will be payable and the regular record dates for interest payment dates;

•the place or places where the principal of and any premium and interest on the debt securities will be payable;

•the period or periods, if any, within which, and the price or prices at which, the debt securities may be redeemed, in whole or in part, at our option;

•our obligation, if any, to redeem or purchase the debt securities pursuant to sinking fund or similar provisions and the terms and conditions of any such redemption or purchase;

•the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•the currency, currencies or currency units, if other than currency of the United States of America, in which payment of the principal of and any premium or interest on the debt securities will be payable, and the terms and conditions of any elections that may be made available with respect thereto;

•any index or formula used to determine the amount of payments of principal of and any premium or interest on the debt securities;

•whether the debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary, if any, for the global securities;

•the terms and conditions, if any, pursuant to which the debt securities are convertible into or exchangeable for our common stock or other securities of us or any other person;

•the principal amount (or any portion of the principal amount) of the debt securities which will be payable upon any declaration of acceleration of the maturity of the debt securities pursuant to an event of default; and

•the applicability to the debt securities of the provisions described in “-Defeasance” below.

We may issue debt securities at a discount from their stated principal amount. Federal income tax considerations and other special considerations applicable to any debt security issued with original issue discount (an “original issue discount security”) may be described in an applicable prospectus supplement.
If the purchase price of any series of the debt securities is payable in a foreign currency or currency unit or if the principal of or any premium or interest on any series of the debt securities is payable in a foreign currency or currency unit, the restrictions, elections, general tax considerations, specific terms, and other information with respect to the debt securities and the applicable foreign currency or currency unit will be set forth in an applicable prospectus supplement.
Unless otherwise indicated in an applicable prospectus supplement:
•the debt securities will be issued only in fully registered form (without coupons) in denominations of $1,000 or integral multiples thereof; and

•payment of principal, premium, if any, and interest on the debt securities will be payable, and the exchange, conversion, and transfer of debt securities will be registrable, at our office or agency maintained for those purposes and at any other office or agency maintained for those purposes. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.
Subsidiary Guarantees
Some or all of our subsidiaries may issue guarantees of debt securities that we offer in any prospectus supplement. Each guarantee will be issued under a supplement to an indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following:
•the series of debt securities to which the guarantees apply;

•whether the guarantees are secured or unsecured;

•whether the guarantees are senior or subordinate to other guarantees or debt;

•the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•the additional terms of the guarantees.
Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture. Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary or its nominee identified in an applicable prospectus supplement. Unless and until it is exchanged in whole or in part for debt securities in registered form, a global security may not be registered for transfer or exchange except:
•by the depositary to a nominee of the depositary;

•by a nominee of the depositary to the depositary or another nominee of the depositary;

•by the depositary or any nominee of the depositary to a successor depositary or a nominee of the successor depositary; or

•in any other circumstances described in an applicable prospectus supplement.
The specific terms of the depositary arrangement with respect to any debt securities to be represented by a global security will be described in an applicable prospectus supplement. We expect that the following provisions will apply to depositary arrangements.
Unless otherwise specified in an applicable prospectus supplement, any global security that represents debt securities will be registered in the name of the depositary or its nominee. Upon the deposit of a global security with or on behalf of the depositary for the global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that are participants in such system. The accounts to be credited will be designated by the underwriters or agents of the debt securities or by us, if the debt securities are offered and sold directly by us.
Ownership of beneficial interests in debt securities represented by a global security will be limited to participants in the book-entry registration and transfer system of the applicable depositary or persons that may hold interests through those participants. Ownership of those beneficial interests by participants will be shown on, and the transfer of ownership will be effected only through, records maintained by the depositary or its nominee for such global security. Ownership of such beneficial interests by persons that hold through such participants will be shown on, and the transfer of such ownership will be effected only through, records maintained by the participants. The laws of some jurisdictions require that specified purchasers of securities take physical delivery of their securities in definitive form. These laws may impair your ability to transfer beneficial interests in a global security.
So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable prospectus supplement, owners of beneficial interests in the global security will not be entitled to have any of the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in certificated form, and will not be considered the owners or holders of the debt securities for any purpose under the applicable indenture. Accordingly, each person owning a beneficial interest in debt securities represented by a global security must rely on the procedures of the applicable depositary and, if the person is not a participant in the book-entry registration and transfer system of the applicable depositary, on the procedures of the participant through which the person owns its interest, to exercise any rights of an owner or holder of debt securities under the applicable indenture.
We understand that, under existing industry practices, if an owner of a beneficial interest in debt securities represented by a global security desires to give any notice or take any action that an owner or holder of debt securities is entitled to give or take under the applicable indenture:

•the applicable depositary would authorize its participants to give the notice or take the action; and

•the participants would authorize persons owning the beneficial interests through the participants to give the notice or take the action or would otherwise act upon the instructions of the persons owning the beneficial interests.

Principal of and any premium and interest on debt securities represented by a global security will be payable in the manner described in an applicable prospectus supplement. Payment of principal of, and any premium or interest on, debt securities represented by a global security will be made to the applicable depositary or its nominee, as the case may be, as the registered owner or the holder of the global security. None of us, the trustee, any paying agent, or the registrar for debt securities represented by a global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in those debt securities or for maintaining, supervising, or reviewing any records relating to those beneficial ownership interests.

Certain Covenants
Maintenance of Office or Agency. We will be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.
Paying Agents, Etc. If we act as our own paying agent with respect to any series of debt securities, on or before each due date of the principal of or interest on any of the debt securities of that series, we will be required to segregate and hold in trust for the benefit of the persons entitled to payment a sum sufficient to pay the amount due and to notify the trustee promptly of our action or failure to act. If we have one or more paying agents for any series of debt securities, prior to each due date of the principal of or interest on any debt securities of that series, we will be required to deposit with a paying agent a sum sufficient to pay the amount due and, unless the paying agent is the trustee, to promptly notify the trustee of our action or failure to act. All moneys paid by us to a paying agent for the payment of principal of or interest on any debt securities that remain unclaimed for two years after the principal or interest has become due and payable may be repaid to us, and thereafter the holder of those debt securities may look only to us for payment thereof.
Existence. We will be required to, and will be required to cause our subsidiaries to, preserve and keep in full force and effect our and their existence, charter rights, statutory rights, and franchises, except to the extent that our board of directors determines that the preservation thereof no longer is desirable in the conduct of our business.
Restrictive Covenants. Any restrictive covenants applicable to any series of debt securities will be described in an applicable prospectus supplement.
Events of Default

When we use the term “Event of Default” with respect to debt securities of any series, we generally mean:

1.We default in the payment of any interest on any debt security of that series when due, which default continues for 30 days;

2.We default in the payment when due of the principal of or premium, if any, on any debt security of that series when due;

3.We default in the deposit of any sinking fund payment when due, if applicable;

4.We default in the performance, or breach, of certain of our covenants set forth in the applicable indenture, such as covenants relating to:

•the requirement that we maintain an office in the United States where debt securities of that series may be presented or surrendered for payment and registration of transfer or exchange and where notices and demands may be served upon us in respect of debt securities of that series and the applicable indenture,

•the requirement to hold in trust funds for payments with respect to debt securities of that series if we act as paying agent with respect to debt securities of that series, and

•the requirement that PDC and any guarantor deliver to the trustee an officer’s certificate relating to compliance with conditions and covenants of the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), which default or breach continues for 90 days after written notice thereof has been given to us as provided in the indenture;
5.We default in the performance, or breach, of any other of our covenants in the applicable indenture (other than a covenant included in such indenture solely for the benefit of a series of debt securities other than that series), which default or breach continues for 180 days after written notice thereof has been given to us as provided in the applicable indenture;

6.Specified events of bankruptcy, insolvency, or reorganization involving us or certain of our subsidiaries; and

7.Any other Event of Default provided with respect to debt securities of that series issued under the applicable indenture.

Pursuant to the Trust Indenture Act, the trustee is required, within 90 calendar days after the occurrence of a default in respect of any series of debt securities, to give to the holders of the debt securities of that series notice of all uncured defaults known to it, except that other than in the case of a default of the character contemplated in clause (1) or (2) above, the trustee may withhold notice if and so long as it in good faith determines that the withholding of notice is in the interests of the holders of the debt securities of that series.
If an Event of Default described in clause (6) above occurs, the principal of, premium, if any, and accrued interest on the debt securities of that series will become immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities of that series. If any other Event of Default with respect to debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series may declare the principal amount of all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the debt securities of that series may, under specified circumstances, rescind and annul such acceleration. See “-Modification and Waiver” below.
Subject to the duty of the trustee to act with the required standard of care during an Event of Default, the trustee will have no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of the holders of debt securities, unless holders of debt securities shall have furnished to the trustee reasonable security or indemnity. Subject to the provisions of the applicable indenture, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.
No holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable indenture or for any remedy thereunder unless:

•the holder has previously given to the trustee written notice of a continuing Event of Default;

•the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the same series have requested the trustee to institute a proceeding in respect of the Event of Default;

•the holder or holders have furnished reasonable indemnity to the trustee to institute the proceeding as trustee;

•the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of the same series a direction inconsistent with the request; and

•the trustee has failed to institute the proceeding within 60 calendar days.

However, the limitations described above do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and interest on such debt security on or after the applicable due dates for the payment of such principal and interest.

We may be required to furnish to the trustee annually a statement as to our performance of our obligations under the applicable indenture and as to any default in our performance.

Any additional Events of Default with respect to any series of debt securities, and any variations from the foregoing Events of Default applicable to any series of debt securities, will be described in an applicable prospectus supplement.

Modification and Waiver
In general, modifications and amendments of an indenture may be made by us and the trustee with the consent of the holders of not less than a majority in principal amount of the debt securities of each series affected thereby. However, no modification or amendment of an indenture may, without the consent of the holder of each debt security affected thereby:

•change the stated maturity of, or any installment of principal of, or interest on, any debt security;

•reduce the principal amount of, the rate of interest on, or the premium, if any, payable upon the redemption of, any debt security;

•reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

•change the place or currency of payment of principal of, or premium, if any, or interest on any debt security;

•impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the stated maturity or prepayment date thereof; or

•reduce the percentage in principal amount of debt securities of any series required for modification or amendment of applicable indenture or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults.

The holders of at least a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with specified covenants of the indenture. The holders of at least a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default under the indenture with respect to that series, except:
•a default in the payment of the principal of, or premium, if any, or interest on, any debt security of that series; or

•a default of a provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series.

Defeasance
Unless otherwise specified in a prospectus supplement applicable to a particular series of debt securities and except as described below, upon compliance with the applicable requirements described below, we:
1.will be deemed to have been discharged from our obligations with respect to the debt securities of that series; or

2.will be released from our obligations to comply with certain covenants described under “-Certain Covenants” above with respect to the debt securities of that series, and the occurrence of an event described in any of clauses (3), (4), (5), (6), and (7) under “-Events of Default” above will no longer be an Event of Default with respect to the debt securities of that series except to the limited extent described below.

Following any defeasance described in clause (1) or (2) above, we will continue to have specified obligations under the indentures, including obligations to register the transfer or exchange of debt securities of the applicable series; replace destroyed, stolen, lost, or mutilated debt securities of the applicable series; maintain an office or agency in respect of the debt securities of the applicable series; and hold funds for payment to holders of debt securities of the applicable series in trust. In the case of any defeasance described in clause (2) above, any failure by us to comply with our continuing obligations may constitute an Event of Default with respect to the debt securities of the applicable series as described in clause (5) under “-Events of Defaults” above.
In order to effect any defeasance described in clause (1) or (2) above, we must irrevocably deposit with the trustee, in trust, money or specified government obligations (or depositary receipts therefor) that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay all of the principal of, premium, if any, and interest on the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities. In addition:
•no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under an indenture shall have occurred and be continuing on the date of such deposit;

•no Event of Default described in clause (6) under “-Events of Default” above or event that with the giving of notice or lapse of time, or both, would become an Event of Default described in such clause (6) shall have occurred and be continuing at any time on or prior to the 90th calendar day following the date of deposit;

•in the event of any defeasance described in clause (1) above, we shall have delivered an opinion of counsel, stating that (a) we have received from, or there has been published by, the IRS a ruling or (b) there has been a change in applicable federal law, in either case to the effect that, among other things, the holders of the debt securities of such series will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred; and

•in the event of any defeasance described in clause (2) above, we shall have delivered an opinion of counsel to the effect that, among other things, the holders of the debt securities of such series will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred.

If we fail to comply with our remaining obligations under an indenture with respect to the debt securities of the applicable series following a defeasance described in clause (2) above and the debt securities of that series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such Event of Default. However, we will remain liable in respect of such payments.
Satisfaction and Discharge

We, at our option, may satisfy and discharge an indenture (except for specified obligations of us and the trustee, including, among others, the obligations to apply money held in trust) when:
•either:
1.all of our debt securities previously authenticated and delivered under the applicable indenture (subject to specified exceptions relating to debt securities that have otherwise been satisfied or provided for) have been delivered to the trustee for cancellation; or

2.all of our debt securities not previously delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, and we have deposited or caused to be deposited with the trustee as trust funds for such purpose an amount sufficient to pay and discharge the entire indebtedness on such debt securities, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be;

•we have paid or caused to be paid all other sums payable by us under the applicable indenture; and

•we have delivered to the trustee an officer’s certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the applicable indenture have been satisfied.

Limitations on Merger and Other Transactions

Prior to the satisfaction and discharge of an indenture, we may not consolidate with or merge with or into any other person, or transfer all or substantially all of our properties and assets to another person unless:
•either:
1.we are the continuing or surviving person in the consolidation or merger; or

2.the person (if other than us) formed by the consolidation or into which we are merged or to which all or substantially all of our properties and assets are transferred is a corporation, partnership, limited liability company, business trust, trust or other legal entity organized and validly existing under the laws of the United States, any State thereof, or the District of Columbia, and expressly assumes, by a supplemental indenture, all of our obligations under the debt securities and the applicable indenture;

•immediately after the transaction and the incurrence or anticipated incurrence of any indebtedness to be incurred in connection therewith, no Event of Default exists; and

•an officer’s certificate is delivered to the trustee to the effect that both of the conditions set forth above have been satisfied and an opinion of outside counsel has been delivered to the trustee to the effect that the first condition set forth above has been satisfied.
The continuing, surviving, or successor person will succeed to and be substituted for us with the same effect as if it had been named in the indenture as a party thereto, and thereafter the predecessor person will be relieved of all obligations and covenants under the indenture and the debt securities.
Governing Law

The indenture, and the debt securities issued thereunder will be governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
The indenture contains specified limitations on the rights of the trustee, should it become our creditor within three months of, or subsequent to, a default by us to make payment in full of principal of or interest on any series of debt securities issued pursuant to the applicable indenture when and as the same becomes due and payable, to obtain payment of claims, or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until such default is cured. However, the trustee’s rights as our creditor will not be limited if the creditor relationship arises from, among other things:
•the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the trustee;

•specified advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the indenture;

•disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian, or paying agent or in any other similar capacity;

•indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

•the acquisition, ownership, acceptance, or negotiation of specified drafts, bills of exchange, acceptances, or other obligations.

The indenture does not prohibit the trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the trustee acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939 and there is an Event of Default with respect to any series of debt securities, the trustee must eliminate the conflict or resign.
DESCRIPTION OF CAPITAL STOCK
Our authorized capital stock consists of 150,000,000 shares of common stock, $0.01 par value per share, of which 97,277,739 shares were issued and outstanding as of April 30, 2021, and 50,000,000 shares of preferred stock, $0.01 par value per share, of which no shares are issued and outstanding as of the date hereof.
The following summary of the capital stock and the certificate of incorporation and bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to the full text of the certificate of incorporation and bylaws, which are filed as exhibits to the documents incorporated by reference into this prospectus.
Common Stock
Holders of common stock of the Company are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Except as may be otherwise provided in a preferred stock designation, holders of common stock have the exclusive right to vote for the election of directors.

Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably in proportion to the shares of common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by the Company’s board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange or pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company’s affairs, holders of common stock will be entitled to share ratably in the Company’s assets in proportion to the shares of common stock held by them that are remaining after payment or provision for payment of all of the Company’s debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.
Anti-takeover Effects of Delaware Law and Provisions of the Company’s Certificate of Incorporation and Bylaws

Delaware Law

Section 203 of the Delaware General Corporation Law (the “DGCL”) generally prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the date that the stockholder became an interested stockholder, unless:

•prior to such time, either the business combination or the transaction in which the stockholder became an interested stockholder was approved by the board of directors;

•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

An “interested stockholder” is generally defined as a person or group that beneficially owns 15% or more of the corporation’s outstanding common stock. A “business combination” includes a merger, consolidation, sale of assets or other transaction resulting in a financial benefit to the stockholder.
Certificate of Incorporation and Bylaws

The certificate of incorporation and bylaws:

•establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of the Company’s stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to the corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the Company’s principal executive office not less than 80 days nor more than 90 days prior to the first anniversary date of the annual meeting for the preceding year. The bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting; and

•provide that the authorized number of directors may be changed only by resolution of the board of directors and may not exceed a total of nine.

Limitation of Liability and Indemnification Matters

The certificate of incorporation limits the liability of the Company’s directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL.
Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.
The bylaws also provide that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company has entered into indemnification agreements with each of its directors pursuant to which it has generally agreed to provide indemnification and advancement to the directors to the maximum extent permitted by the DGCL.

Transfer Agent
    The transfer agent for our common stock is Broadridge Corporate Issuer Solutions, Inc.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, repayment at maturity, subscription and liquidation rights).
DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock, preferred stock, depositary shares, or any combination thereof. We may issue warrants independently or together with any other securities offered by a prospectus supplement. Warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement we will enter into with a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•the title of the warrants;

•the aggregate number of the warrants;

•the price or prices at which the warrants will be issued;

•the designation, number or principal amount and terms of the debt securities, common stock, preferred stock, and/or depositary shares purchasable upon exercise of the warrants;

•the designation and terms of the other securities, if any, with which the warrants are issued and the number of warrants issued with each security;

•the date, if any, on and after which the warrants and the related underlying securities will be separately transferable;

•whether the warrants will be issued in registered form or bearer form;

•the price at which each underlying security purchasable upon exercise of the warrants may be purchased;

•the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•the identity of the warrant agent;

•the maximum or minimum number of the warrants that may be exercised at any one time;

•information with respect to book-entry procedures, if any;

•a discussion of any material federal income tax considerations; and

•any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number or amount of debt securities, shares of our common stock or preferred stock, depositary shares, warrants or other property. The price per share of preferred stock or common stock or price of other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and debt securities, preferred securities, common securities, warrants or debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders, or may require holders to make periodic payments to us, and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a specified manner that we will describe in the applicable prospectus supplement which we file with the SEC in connection with a public offering relating to the purchase contracts.
The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•whether the purchase contracts are to be prepaid or not;

•whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•whether the purchase contracts will be issued in fully registered or global form.

DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of each unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.
USE OF PROCEEDS
We intend to use the net proceeds from the securities offered by this prospectus for general corporate purposes, which may include the acquisition of producing properties and other assets, the repayment of our outstanding indebtedness, working capital, or for any other purposes as may be described in the accompanying prospectus supplement.
PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•directly to purchasers;

•through agents;

•to or through underwriters or dealers;

•through a combination of these methods; or

•in any other manner permitted by law.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including the purchase price of the securities and the proceeds to the issuer(s) from the sale of the securities, any underwriting discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed. Each time we sell securities, we will describe the method of distribution of the securities in the prospectus supplement relating to the transaction.
A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•sell securities short and redeliver such shares to close out our short positions;

•enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.
A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•     the terms of the offering;

•     the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•     the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•     any delayed delivery arrangements;

•     any initial public offering price;

•     any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•     any discounts or concessions allowed or reallowed or paid to dealers; and

•     any securities exchange on which the securities may be listed.
The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•     at a fixed price or prices, which may be changed;

•     at market prices prevailing at the time of sale;

•     at prices related to the prevailing market prices; or

•     at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities other than our common stock, which is listed on The NASDAQ Global Select Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.
In connection with any offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

CERTAIN LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Davis Graham & Stubbs LLP, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

Independent Registered Public Accounting Firm

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Independent Petroleum Consultants

Certain information contained in the documents we include and incorporate by reference into this prospectus with respect to the natural gas and oil reserves associated with our natural gas and oil prospects is derived from the reports of Ryder Scott Company, L.P., an independent petroleum and natural gas consulting firm, and has been incorporated by reference into this prospectus upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports. With respect to the 2020 Form 10-K, the information derived from the reports of Ryder Scott is included under “Items 1 and 2. Business and Properties” and “Crude Oil and Natural Gas Information—Unaudited” of the Notes to Consolidated Financial Statements.

Certain information contained in the documents we include and incorporate by reference into this prospectus with respect to the natural gas and oil reserves associated with our natural gas and oil prospects is derived from the reports of Netherland, Sewell & Associates, Inc., an independent petroleum and natural gas consulting firm, and has been incorporated by reference into this prospectus upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports. With respect to the 2020 Form 10-K, the information derived from the reports of Netherland, Sewell & Associates, Inc. is included under “Items 1 and 2. Business and Properties” and “Crude Oil and Natural Gas Information—Unaudited” of the Notes to Consolidated Financial Statements.

4,007,018 Shares
PDC Energy, Inc.
Common Stock

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PROSPECTUS SUPPLEMENT
May 11, 2022
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